QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with this Annual Report of Integrated Electrical Services, Inc. (the "Company") on Form 10-K for the period ending September 30, 2007 (the "Report"), I, Michael J. Caliel, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ MICHAEL J. CALIEL Michael J. Caliel Chief Executive Officer

December 12, 2007

QuickLinks

  Exhibit 32.1